UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 29, 2005 (August 24, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On August 24, 2005, Seneca Niagara Falls Gaming Corporation (“SNFGC”), a wholly owned subsidiary of Seneca Gaming Corporation, filed a complaint against Klewin Building Company, Inc. (“Klewin”) and TD BankNorth, N.A. (“BankNorth”), as joint defendants, in the Superior Court for the Judicial District of New London, Connecticut. The suit was filed to obtain immediate injunctive relief in conjunction with a pending demand for arbitration by SNFGC related to Klewin’s failure to make required payments to the architect and subcontractors for the design and construction of Seneca Niagara Casino’s new luxury hotel. SNFGC filed the complaint in order to enjoin the defendants from utilizing $14,551,977.49 paid by SNFGC into an account with BankNorth in the name of Klewin, which was set up by SNFGC for the purpose of paying Klewin’s subcontractors and architect on the construction project. SNFGC was subsequently informed by Klewin that the $14,551,977.49 paid by SNFGC into the account was “swept” by BankNorth and, as a result, several subcontractors on the construction project have not been paid. Among other things, the complaint seeks temporary and permanent injunctive relief requiring that the defendants return to the account the $14,551,977.49 that has been removed from that account and temporary and permanent injunctive relief enjoining defendants from utilizing the $14,551,977.49 that has been removed from the account, other than for payment of Klewin’s subcontractors and architect on the construction project.

On August 25, 2005, the parties appeared before the court and agreed to a stipulated immediate order freezing the remaining balance of approximately $5.5 million in the account pending a hearing on SNFGC’s application for temporary and permanent injunctive relief, subject to limited draw rights of not more than $350,000 per week permitted to Klewin for its operating expenses pursuant to a budget to be submitted by Klewin weekly. The Company intends to seek recovery of all amounts already withdrawn from the account, except to the extent disbursed for appropriate purposes. The hearing is scheduled for September 9, 2005. We do not currently anticipate that the legal proceedings will materially adversely affect our ability to complete construction of Seneca Niagara Casino’s new luxury hotel on schedule.

The foregoing is only a summary description of the verified complaint and stipulated immediate order and by its nature is incomplete.  It is qualified in its entirety by the text of the complaint and stipulated order, which are attached to this Current Report as Exhibits 99.1 and 99.2, respectively.  All readers of this Current Report are encouraged to read the entire text of the complaint and order attached hereto.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except to the extent that it is expressly stated to be incorporated by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)                                  Exhibit

99.1                           Copy of the Complaint against Klewin Building Company, Inc. and TD BankNorth, N.A.

99.2                           Copy of the Stipulated Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: August 29, 2005	/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit
No.	Description

99.1*	Copy of the Complaint against Klewin Building Company, Inc. and TD BankNorth, N.A.

99.2*	Copy of the Stipulated Order

*Filed herewith